Attachment to Form 3
FORM 3 JOINT FILER INFORMATION
Name and Address:	Third Point Reinsurance Ltd.
The Waterfront
#96 Pitts Bay Road
Pembroke HM 08 Bermuda

Date of Event Requiring Statement:	10/27/14
Issuer and Ticker Symbol:	Green Brick Partners, Inc. [GRBK]
Relationship to Issuer:	10% Owner
Designated Filer:	Third Point Reinsurance Co Ltd.
TABLE I INFORMATION
Title of Security:	Common Stock
Amount of Securities Beneficially Owned:	311,800
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	(1) (2)